EXHIBIT 99.3


                                OFFER TO EXCHANGE
                          5.375% SENIOR NOTES DUE 2007
                           6.25% SENIOR NOTES DUE 2012
                  (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                           FOR ANY AND ALL OUTSTANDING
                          5.375% SENIOR NOTES DUE 2007
                           6.25% SENIOR NOTES DUE 2012
                                       OF
                        MARSH & MCLENNAN COMPANIES, INC.


To Registered Holders and The Depository Trust Company Participants:

     Enclosed are the materials listed below relating to the offer by Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), to exchange its registered 5.375% Senior Notes due 2007 (the "2007 Exchange Notes"), for a like principal amount of its issued and outstanding 5.375% Senior Notes due 2007 (the "2007 Restricted Notes") and its registered 6.25% Senior Notes due 2012 (the "2012 Exchange Notes"), for a like principal amount of its issued and outstanding 6.25% Senior Notes due 2012 (the "2012 Restricted Notes"). The 2007 Exchange Notes and the 2012 Exchange Notes are referred to collectively as the "Exchange Notes" and the 2007 Restricted Notes and the 2012 Restricted Notes are referred to collectively as the "Restricted Notes." The exchange is made pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Company's Prospectus, dated _________, 2002, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

     1.   Prospectus dated __________, 2002;

     2.   Letter of Transmittal;

     3.   Notice of Guaranteed Delivery;

     4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

     5. Letter which may be sent to your clients for whose account you hold Restricted Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______________, 2002 UNLESS EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Restricted Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Restricted Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes, you will represent on

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behalf of such broker-dealer that the Restricted Notes to be exchanged for the
Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Restricted Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Restricted Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Restricted Notes to it, except as otherwise provided in Instruction 10 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed materials may be obtained from Georgeson Shareholder Communications Inc. at (212) 440-9800.

                                        Very truly yours,

                                        State Street Bank and Trust Company,
                                             as EXCHANGE AGENT


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF MARSH & MCLENNAN COMPANIES, INC. OR STATE STREET BANK AND TRUST COMPANY OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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